POWER OF ATTORNEY


	The undersigned hereby makes, constitutes and

appoints each of Ronald T. Carman, Ola
E. Lotfy, Charlene R. Herzer,

Martin M. Cohen, William J. O'Shaughnessy, Jr., W. Gary
Beeson, Jacob
E.
Tyler and Jeanne E. Greeley to act severally and not jointly, as his true and lawful agents and attorneys-in-fact, with full power and authority to act hereunder, each in his/her discretion, in the name of and for and on behalf of the undersigned as fully as could the undersigned if
present and acting in person, to make any and all required or voluntary filings under Section 16(a) of the Securities
Exchange Act of 1934, as
amended (the "Exchange Act"),
and the
applicable rules and regulation
thereunder, with the SEC, and any and all applicable stock exchanges,
Morgan Stanley and any other person or
entity to which such filings may be

required under Section 16(a) of
the Exchange Act as a result of the
undersigned's status as an

officer, director or stockholder of Morgan
Stanley.  This power of
attorney shall remain in full
force and effect
until the undersigned
is no longer required to file Forms 3, 4 and 5 with respect to securities of Morgan Stanley.

	IN WITNESS WHEREOF, the
undersigned
has executed this power of attorney, effective as of this
8th day of
March, 2006.



							By:  		/s/ Donald T. Nicolaisen


								----------------------------------------------
									Donald

T. Nicolaisen